Proxy Agreement

This Proxy Agreement (the “Agreement”) is entered into as of September 6, 2006 among the following parties:

Party A:

Lotus Pharmaceutical InternationalôInc. Registered Address: Boca Corporate Plaza, 7900 Glades Road, Suite 420, Boca Raton, Florida 33434, the United States of America Chairman: Liu Zhongyi

Party B: The undersigned three shareholders of Liang Fang Pharmaceutical Co., Ltd., a corporation incorporated under the laws of the People’s Republic of China (“Liang Fang”).

In this Agreement, Party A and Party B are called collectively the “Parties” and each of them is individually called a “Party.”

WHEREAS:

A.  Party A is a corporation incorporated under the laws of the State of Nevada, the United States which engages in the business of pharmaceuticals.

B.  As of the date of the Agreement, Party B constitutes all of the shareholders of Liang Fang and each legally holds the equity interest in Liang Fang set forth opposite Party B’s name below. The total shares held by Party B collectively represent 100% of total outstanding shares of Liang Fang.

C.  Party B desires to grant to the Board of Directors of Party A a proxy to vote all of Party B’s shares in Liang Fang for the maximum period of time permitted by law in consideration of the issuance to Party B of shares and for other good and valuable consideration.

NOW THEREFORE, the Parties hereby agree as follows:

1.
Party B hereby agrees to irrevocably grant and entrust Party A, or any of Party A’s designees (“Designee”), for the maximum period permitted by law with all of Party B’s voting rights as a shareholder of Liang Fang. Party A or Designee shall exercise such rights in accordance with and within the limitations of the laws of the PRC and the Articles of Association of Liang Fang, including without limitation, the attendance at and the voting of such shares at the shareholder’s meeting of Liang Fang (or by written consent in lieu of a meeting) in accordance with applicable laws and its Articles of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of the Liang Fang, and appoint and vote the directors as the authorized representative of the shareholders of Liang Fang.

2.
Party A may from time to time establish and amend rules to govern how Party A shall exercise the powers granted to it by Party B herein, including, but not limited to, the number of directors of Party A which shall be required to authorize or take any action and to sign documents evidencing the taking of such action, and Party A shall only take action in accordance with such rules.

3.
All Parties to this Agreement hereby acknowledge that, regardless of any change in the equity interests of Liang Fang, Party B shall appoint the person designated by Party A with the voting rights held by Party A. Party B hereby acknowledges that if Party A withdraws the appointment of the person designated by Party A, Party B will withdraw the appointment and authorization to this person and authorize other persons, in substitution, designated by Party A for exercising shareholder voting rights and other rights of themselves at the shareholder meetings of Liang Fang.

4.
Party B shall not transfer its equity interests of Liang Fang to any individual or company (other than Party A or the individuals or entities designated by Party A). Each shareholder comprising Party B acknowledges that it will continue to perform this Agreement even if one or more of such shareholders no longer hold the equity interests of Liang Fang.

5.
This Agreement has been duly executed by the Parties, and, in the case of a Party which is not a natural person, has been duly authorized by all necessary corporate or other action by such Party and executed and delivered by such Party’s duly authorized representatives, as of the date first set forth above and shall be effective simultaneously.

6.
Party B represents and warrants to Party A that Party B owns all of the shares of Liang Fang set forth below its name on the signature page below, free and clear of all liens and encumbrances, and Party B has not granted to anyone, other than Party A, a power of attorney or proxy over any of such shares or in Party B’s rights as a shareholder of Liang Fang. Party B further represents and warrants that the execution and delivery of this Agreement by Party B will not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to Party B.

7.
This Agreement may not be terminated without the unanimous consent of both Parties, except that Party A may, by giving thirty (30) days prior written notice to Party B hereto, terminate this Agreement.

8.	Any amendment and/or rescission shall be agreed by the Parties in writing.

9.	The execution, validity, construction and performance of this Agreement shall be governed by the laws of PRC.

10.
This Agreement is executed in Chinese and English in four (4) copies; Party A and each of Party B holds one and each original copy has the same legal effect. This Agreement has both an English version and a Chinese version. Both versions are equally authentic. Where a comparison of the authentic texts of both versions of this Agreement discloses a difference in meaning, the meaning which best reconciles the texts, having regard to the object and purpose of this Agreement shall be adopted.

11.
Both Parties agree that in case of disputes arising from this Agreement, both Parties shall settle their dispute through mediation, not in a lawsuit brought in Court. If the Parties cannot reach a settlement 45 days after the mediation, the dispute shall be referred to and determined by arbitration in the China International Economic and Trade Arbitration Commission (“CIETAC”) upon the initiation of either Party in accordance with the prevailing arbitration rules of CIETAC. The written decision of the arbitrator shall be binding and conclusive on the Parties hereto and enforceable in any court of competent jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Proxy Agreement as of the date first written above.

Party A:

Lotus Pharmaceutical International, Inc.
/s/ Liu Zhongyi
Liu Zhongyi
Chairman

Party B:

/s/ Liu Zhongyi
By: Liu Zhongyi
(PRC ID Card No.: 110106611008275)
Shares of Liang Fang owned by Liu Zhongyi: 70%

/s/ XIAN Wen Li
By: XIAN Wen Li
(PRC ID Card No.: 510102196805196123)
Shares of Liang Fang owned by XIAN Wen Li: 5%.

/s/ SONG Zhenghong
By: SONG Zhenghong
(PRC ID Card No.: 110106196711082783)
Shares of Liang Fang owned by SONG Zhenghong: 25%